UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under § 240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA IMPACT FUND LP SERIES CC

ANCORA IMPACT FUND LP SERIES DD

ANCORA ALTERNATIVES LLC

ANCORA HOLDINGS GROUP, LLC

FREDRICK D. DISANTO

JAMIE BOYCHUK

ROBERT P. FISHER, JR.

DR. JAMES K. HAYES

ALAN KESTENBAUM

ROGER K. NEWPORT

SHELLEY Y. SIMMS

PETER T. THOMAS

DAVID J. URBAN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

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Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora’s slate of director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of United States Steel Corporation, a Delaware corporation (the “Company”).

On March 26, 2025, Ancora was quoted in the following article published by Bloomberg:

USW Says Ancora Aims to Sell Mills to Fund US Steel Revival

Bloomberg

By Joe Deaux

Updated March 26, 2025

The United Steelworkers said an activist investor wants to sell United States Steel Corp.’s state-of-the-art mills to fund sweeping upgrades of union-run facilities that date back to the days of Andrew Carnegie.

US Steel, meanwhile, ratcheted up its criticism of the investor, Ancora Holdings Group, as the American steelmaker pursues completing its $14.1 billion deal with Nippon Steel Corp. before the agreement expires in mid-June.

USW President Dave McCall and District 7 Director Mike Millsap wrote in a letter to members that it is scrutinizing Ancora’s plans, and reiterated its opposition to the US Steel-Nippon Steel combination. Ancora, which holds just 1% of US Steel’s shares, has pushed its case to replace the company’s board and install a new chief executive officer to lead a turnaround.

The letter, which was seen by Bloomberg News, highlighted to members that Ancora would sell the company’s Big River assets in Arkansas if its plan succeeds, and invest money from the sale in blast furnaces in Mon Valley, Pennsylvania; Gary, Indiana; and Granite City, Illinois.

A regulatory filing from the activist investor from earlier this month said “rescuing and investing” in the restoration of US Steel’s legacy assets would include up to $1.5 billion at Mon Valley Works, $500 million at Gary Works and $300 million at Granite City.

The USW letter didn’t mention how much money Ancora might expect from sales of the Big River assets. Nippon Steel last year submitted an offer for the Arkansas assets and some mining operations for an enterprise value of $9.2 billion.

The Big River assets produce automotive-grade material in so-called electric arc furnaces, and are viewed as more efficient and lower cost than the company’s legacy integrated plants. The integrated mills, which are union-run plants, require more energy use and a larger work force than the assets in Arkansas.

“Ancora publicly indicated that it intends to sell the Big River facilities, which are and have been a threat to our facilities from day one,” McCall and Millsap wrote. “Our union’s first and only concern has been the long-term viability of our facilities, and with it, ensuring a strong domestic steel industry well into the future.”

McCall said through a spokeswoman that the union recognized from the beginning that Big River Steel poses a threat to its members and to US national security. That echoes comments by former USW President Tom Conway in 2022 that US Steel’s purchase of Big River could mark the beginning of the end for union-run mills.

“We appreciate the positive feedback from the leadership of the USW, which will be a key partner in making US Steel great again,” Ancora said in an emailed statement. “Our slate plans to right current leadership’s wrongs by investing billions in union plants across the Rust Belt.”

The USW letter comes amid a flurry of public statements this week from leadership of US Steel and Nippon Steel. The American company, in a letter Monday to company shareholders, slammed Ancora, claiming some of its board nominees and CEO replacement have financially benefited from ties with competitor Cleveland-Cliffs Inc. It said the activist has no actionable path forward for investors.

It’s unclear what sway the union holds in determining US Steel’s future at this stage, even though it was deeply influential in former President Joe Biden’s decision to block the deal with Nippon Steel. President Donald Trump last month made clear he didn’t want the Japanese company to hold a majority stake in the US firm, but White House officials in recent weeks have met with high-ranking figures from US Steel, Nippon Steel and Ancora.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora Catalyst Institutional’s slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of United States Steel Corporation, a Delaware corporation (the “Company”).

ANCORA CATALYST INSTITUTIONAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Ancora Catalyst Institutional, Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Merlin Institutional, LP (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Impact Fund LP Series CC (“Ancora Impact CC”), Ancora Impact Fund LP Series DD (“Ancora Impact DD”), Ancora Alternatives LLC, (“Ancora Alternatives”), Ancora Holdings Group, LLC (“Ancora Holdings”), Fredrick D. DiSanto, Jamie Boychuk, Robert P. Fisher, Jr., Dr. James K. Hayes, Alan Kestenbaum, Roger K. Newport, Shelley Y. Simms, Peter T. Thomas, and David J. Urban.

As of the date hereof, Ancora Catalyst Institutional directly beneficially owns 440,932 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company, 100 shares of which are held in record name. As of the date hereof, Ancora Bellator directly beneficially owns 239,599 shares of Common Stock. As of the date hereof, Ancora Catalyst directly beneficially owns 47,919 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly beneficially owns 444,898 shares of Common Stock. As of the date hereof, Ancora Merlin directly beneficially owns 45,415 shares of Common Stock. As of the date hereof, Ancora Impact CC directly beneficially owns 518,909 shares of Common Stock. As of the date hereof, Ancora Impact DD directly beneficially owns 286,169 shares of Common Stock. As of the date hereof, Mr. DiSanto directly beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Kestenbaum directly beneficially owns 500,000 shares of Common Stock. As the investment advisor and general partner to each of Ancora Catalyst Institutional, Ancora Bellator, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin, Ancora Impact CC, Ancora Impact DD and certain separately managed accounts (the “Ancora Alternatives SMAs”), Ancora Alternatives may be deemed to beneficially own the 440,932 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 47,919 shares of Common Stock beneficially owned directly by Ancora Catalyst, 239,599 shares of Common Stock beneficially owned directly by Ancora Bellator, 444,898 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 45,415 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 490,030 shares of Common Stock held in the Ancora Alternatives SMAs. As the sole member of Ancora Alternatives, Ancora Holdings may be deemed to beneficially own the 440,932 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 47,919 shares of Common Stock beneficially owned directly by Ancora Catalyst, 239,599 shares of Common Stock beneficially owned directly by Ancora Bellator, 444,898 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 45,415 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 490,030 shares of Common Stock held in the Ancora Alternatives SMAs. As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 440,932 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 47,919 shares of Common Stock beneficially owned directly by Ancora Catalyst, 239,599 shares of Common Stock beneficially owned directly by Ancora Bellator, 444,898 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 45,415 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 490,030 shares of Common Stock held in the Ancora Alternatives SMAs. As of the date hereof, Messrs. Boychuk, Fisher, Newport, Thomas, and Urban, Dr. Hayes and Ms. Simms do not beneficially own any shares of Common Stock.